EXHIBIT 99.1

STEC Announces Fourth Quarter and Full-Year 2012 Results

SANTA ANA, Calif., March 14, 2013 (GLOBE NEWSWIRE) -- STEC, Inc. (Nasdaq:STEC), announced today the Company's financial results for the fourth quarter and full-year ended December 31, 2012.

Revenue for the fourth quarter of 2012 was $35.1 million, a decrease of 39.6% from $58.1 million for the fourth quarter of 2011 and a decrease of 16.6% from $42.1 million for the third quarter of 2012.

GAAP gross profit margin was 32.2% for the fourth quarter of 2012, compared to 41.1% for the fourth quarter of 2011 and 37.0% for the third quarter of 2012. GAAP diluted loss per share was $0.50 for the fourth quarter of 2012, compared to $0.08 for the fourth quarter of 2011 and $0.42 for the third quarter of 2012.

Non-GAAP gross profit margin was 32.8% for the fourth quarter of 2012, compared to 41.5% for the fourth quarter of 2011 and 37.5% for the third quarter of 2012. Non-GAAP diluted loss per share was $0.35 for the fourth quarter of 2012, compared to $0.02 for the fourth quarter of 2011 and $0.24 for the third quarter of 2012.

Revenue for full-year 2012 was $168.3 million, a decrease of 45.4% from $308.1 million for full-year 2011. GAAP gross profit margin was 35.6% for full-year 2012, compared to 43.6% for full-year 2011. GAAP full-year 2012 diluted loss per share was $2.22, compared to full-year 2011 diluted earnings per share of $0.50. Non-GAAP gross profit margin was 36.1% for full-year 2012, compared to 43.8% for full-year 2011. Non-GAAP diluted loss per share was $1.03 for full-year 2012, compared to non-GAAP diluted earnings per share of $0.70 for full-year 2011.

A reconciliation of GAAP to non-GAAP results is provided in the tables included in this release.

Business Outlook

"Although we experienced another very challenging quarter, I am very pleased with the headway that we made towards the successful implementation of our business strategy that is focused on diversifying our customer base," said Mark Moshayedi, STEC's Chief Executive Officer and President. "The strategic goal is to attain a solid mix of channel distributors and Enterprise customers along with our OEM customers.

"While the transition from being an OEM-driven company is taking place over time, evidence of our progress includes achieving our first greater-than-10%-of-revenue non-OEM customer, in the second half of 2012. In 2012 and continuing in 2013, we've been executing on our new strategic marketing initiatives and have recruited seasoned personnel with significant Enterprise expertise. I believe that we are now well-positioned to target our key vertical markets. As an organization, we are evolving into a storage systems and solutions provider and away from simply providing components.

"These transitions are never easy, but we are confident in our people and core technologies. The combination of storage, SSD, and applications expertise that we are bringing together will not only distinguish ourselves in the marketplace, but we expect will also begin to pay off as we continue to execute our strategy in 2013 and beyond."

Guidance

STEC's current expectation for the first quarter of 2013 is as follows:

  Revenue to range from $21 million to $23 million.
  Non-GAAP diluted loss per share to range from $0.40 to $0.42.

STEC's projected non-GAAP loss per share results exclude employee stock compensation expense and other items that the Company does not consider indicative of its underlying business performance.

Conference Call

STEC will hold an open conference call to discuss results for the fourth quarter and full-year 2012. The call will take place today at 1:30 p.m., Pacific/ 4:30 p.m., Eastern. The call-in numbers for the conference are (877) 645-6380 (United States and Canada) and (914) 495-8562 (International).

Webcast

This call will be webcast. The webcast can be accessed by clicking on the blue "Investors" tab at the top of the home page at www.stec-inc.com. Then click on the "Audio Presentations" button.

Replay

The webcast will also be archived and available for replay beginning approximately two hours after the live call concludes.

About STEC, Inc.

STEC, Inc. is a leading provider of enterprise-class, solid-state storage solutions designed for the ever-growing performance, reliability and endurance requirements of today's advanced data centers. The industry's first company to deploy solid-state drives (SSDs) into large-scale enterprise environments, STEC offers the industry's widest range of solid-state storage solutions, which protect critical information for major business and government organizations worldwide. Headquartered in Santa Ana, California, STEC also serves the embedded and military/aerospace markets with SSDs for industrial and rugged environments. For more information, visit www.stec-inc.com.

For information about STEC and to subscribe to the Company's "Email Alerts" service, please visit STEC's web site at www.stec-inc.com, click on the blue "Investors" tab at the top of the home page and then click "Email Alerts."

The STEC, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=1079

STEC and the STEC logo are either registered trademarks or trademarks of STEC, Inc. in the United States and certain other countries. All other trademarks or brand names referred to herein are the property of their respective owners.

Use of Non-GAAP Financial Information. To supplement the consolidated financial results prepared in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"), STEC uses non-GAAP financial measures (non-GAAP gross profit, non-GAAP gross profit percentage, non-GAAP operating expenses, non-GAAP operating (loss) income, non-GAAP operating margin percentage, non-GAAP other income (expense), non-GAAP (loss) income and non-GAAP diluted (loss) earnings per share) that exclude employee stock compensation expense, employee severance, securities litigation related costs, SEC investigation and litigation costs, intellectual property litigation costs, litigation loss contingency and deferred tax asset valuation allowance. Management excludes these items because it believes that the non-GAAP measures enhance an investor's overall understanding of STEC's financial performance and future prospects by being more reflective of the Company's core, recurring operational activities and to be more comparable with the results of the Company over various periods. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. Guidance is provided only on a non-GAAP basis due to the inherent difficulty of forecasting the timing or amount of such items. Difficulties in forecasting the non-GAAP items include the timing of issuing employee stock compensation, which could impact the valuation and related expense, and the timing of employee severance payments. These items could be materially significant to the Company's GAAP results in any period. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the Company's core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies' financial information and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. A complete reconciliation between GAAP and non-GAAP information referred to in this release is provided in tables included in this release. Certain amounts reported in prior releases may have been reclassified to conform to the current quarter's non-GAAP presentation.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 This release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, statements concerning the rapidly evolving enterprise storage and server markets; growing acceptance, adoption and qualification of SSDs within the enterprise storage and server markets; the launch, marketing, qualification and production of the Company's product and solution initiatives; the qualification and sale of the Company's products and solutions into emerging SSD system vendors, enterprises and non-traditional end-user customers, along with OEM customers; diversifying the Company's customer base; leveraging the Company's sales and marketing and channel-support infrastructure to cater to enterprises directly and develop a new vertical market strategy; recruiting seasoned personnel; the Company's key product line initiatives and development; the capabilities, performance, cost advantages, and benefits of Company's products and solutions, and developing technologies; anticipated increase in sales of the Company's products and solutions; the future financial performance and outlook of the Company; and expected first quarter of 2013 revenue and loss per share. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. Although the Company believes that the forward-looking statements contained in this release are reasonable, it can give no assurance that its expectations will be fulfilled. Additional important factors which could cause actual results to differ materially from those expressed or implied in the forward-looking statements are detailed in filings with the Securities and Exchange Commission made from time to time by the Company, including its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K. Special attention is directed to the portions of those documents entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." The information contained in this press release is a statement of the Company's present intention, belief or expectation. The Company may change its intention, belief, or expectation, at any time and without notice, based upon any changes in such factors, in the Company's assumptions or otherwise. Except as required by law, the Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

STEC, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	December 31, 2012	December 31, 2011
ASSETS:
Current Assets:
Cash and cash equivalents	$ 158,232	$ 180,853
Accounts receivable, net of allowances of $6,248 at December 31, 2012 and $6,117 at December 31, 2011	13,515	27,368
Inventory	41,760	61,736
Insurance claim receivable	20,563	1,583
Other current assets	10,212	8,865
Total current assets	244,282	280,405

Leasehold interest in land	2,503	2,549
Property, plant and equipment, net	30,343	34,287
Goodwill	1,682	1,682
Long-term intangible assets, net	5,144	6,185
Deferred income taxes, net	--	9,100
Other long-term assets	5,817	818
Total assets	$ 289,771	$ 335,026

LIABILITIES AND SHAREHOLDERS' EQUITY:
Current Liabilities:
Accounts payable	$ 6,818	$ 6,837
Accrued and other liabilities	51,586	12,753
Total current liabilities	58,404	19,590
Other long-term liabilities	6,185	5,083
Commitments and contingencies	--	--
Shareholders' Equity:
Preferred stock, $0.001 par value, 20,000 shares authorized, no shares issued and outstanding	--	--
Common stock, $0.001 par value, 100,000 shares authorized, 46,805 shares issued and outstanding as of December 31, 2012 and 46,110 shares issued and outstanding as of December 31, 2011	47	46
Additional paid-in capital	150,263	132,211
Retained earnings	74,872	178,096
Total shareholders' equity	225,182	310,353
Total liabilities and shareholders' equity	$ 289,771	$ 335,026

STEC, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME
(in thousands, except per share amounts)

	Quarter Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Net revenues	$ 35,135	$ 58,135	$ 168,308	$ 308,059
Cost of revenues	23,831	34,260	108,469	173,852
Gross profit	11,304	23,875	59,839	134,207

Sales and marketing	7,346	6,236	28,188	23,790
General and administrative	11,816	7,917	47,096	30,563
Research and development	16,132	15,148	66,617	54,656
Total operating expenses	35,294	29,301	141,901	109,009

Operating (loss) income	(23,990)	(5,426)	(82,062)	25,198
Other (expense) income, net	821	58	(12,305)	107
(Loss) income from operations before income taxes	(23,169)	(5,368)	(94,367)	25,305
Provision for income taxes	14	1,782	8,857	205
Net (loss) income	(23,155)	(3,586)	(103,224)	25,100
Comprehensive (loss) income	$ (23,155)	$ (3,586)	$ (103,224)	$ 25,100

Net (loss) income per share:
Basic	$ (0.50)	$ (0.08)	$ (2.22)	$ 0.50
Diluted	$ (0.50)	$ (0.08)	$ (2.22)	$ 0.50

Shares used in per share computation:
Basic	46,763	46,106	46,472	49,847
Diluted	46,763	46,106	46,472	50,652

STEC, INC.

Non-GAAP Reconciliations

The non-GAAP financial measures included in the following tables are non-GAAP gross profit, non-GAAP gross profit percentage, non-GAAP operating expenses, non-GAAP operating (loss) income, non-GAAP other (expense) income, non-GAAP operating margin percentage, non-GAAP (loss) income and non-GAAP diluted (loss) earnings per share, which adjust for the following items: (a) employee stock compensation expense, (b) employee severance, (c) securities litigation related costs, (d) SEC investigation and litigation costs, (e) intellectual property litigation costs, (f) litigation loss contingency and (g) deferred tax asset valuation allowance. Management believes these non-GAAP financial measures enhance an investor's overall understanding of the Company's financial performance and future prospects by being more reflective of the Company's core, recurring operational activities and are more comparable with the results of the Company over various periods. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies' financial information and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Details of the items excluded from GAAP financial results in calculating non-GAAP financial measures and explanatory footnotes are as follows:

a) Employee stock compensation costs incurred in connection with Accounting Standards Codification ("ASC") 718, "Compensation -- Stock Compensation," are comprised on non-cash expenses related to equity compensation provided to employees, officers and directors. Management believes non-cash stock compensation costs should be excluded when evaluating core operations and current performance.

b) Employee severance relates to costs incurred in conjunction with the termination of certain employees. As an accommodation, the Company provides compensation in the form of severance to certain employees subject to termination without cause. Management believes that severance costs should be excluded when evaluating core operations and current performance.

c) In the fourth quarter of 2009, first quarter of 2010 and fourth quarter of 2012, certain securities class action and shareholder derivative lawsuits were filed against the Company and certain officers and directors of the Company. These costs represent the legal fees related to these class action securities and shareholder derivative actions that have not been covered by the Company's Directors and Officers insurance policies and include indemnifiable legal costs advanced on behalf of these officers and directors. Management believes these legal fees should be excluded when evaluating core operations and current performance.

d) The SEC initiated in the fourth quarter of 2009 an investigation of the Company and certain officers in connection with trading in the Company's securities, which on July 19, 2012 resulted in the SEC filing a civil action against the Company's Founder, Manouch Moshayedi. The SEC also notified the Company that it would not bring an enforcement action against the Company or any of its other officers. These costs represent the legal fees related to this investigation and related civil action that have not been covered by the Company's Directors and Officers insurance policies and include indemnifiable legal costs advanced on behalf of these officers. Management believes these legal fees should be excluded when evaluating core operations and current performance.

e) On September 7, 2011, Solid State Storage Solutions, Inc. filed a patent infringement suit against the Company and several other defendants. According to the complaint, the patents relate to solid-state drives employing a controller chip and a plurality of NAND flash devices. On December 19, 2012, the Company resolved this matter pursuant to a confidential agreement that releases the Company from past claims and precludes the plaintiff from again claiming that the Company's products infringe their patents. Management believes that legal fees and litigation settlement costs incurred in conjunction with this lawsuit should be excluded when evaluating core operations and current performance.

f) In connection with the legal matters described in c) above, the Company has accrued an estimated loss contingency. Management believes that the litigation loss contingency should be excluded when evaluating core operations and current performance.

g) In accordance with ASC Topic 740, Income Taxes, the Company determined based upon an evaluation of all available objectively verifiable evidence, including but not limited to the Company's U.S. operations falling into a cumulative three year loss, that a non-cash valuation allowance should be established against its U.S. deferred tax assets which are comprised primarily of accumulated and unused U.S. tax credits and 2012 net operating losses. The establishment of a full non-cash valuation allowance on the Company's U.S. deferred tax assets does not have any impact on its cash, nor does such an allowance preclude the Company from utilizing its tax losses, tax credits or other deferred tax assets in future periods. Management believes that the non-cash valuation allowance against U.S. deferred tax assets benefitted in prior periods should be excluded when evaluating core operations and current performance.

h) The amount represents the estimated income tax effect of the non-GAAP adjustments. Starting in the third quarter of 2011, the Company calculated the tax effect of non-GAAP adjustments by applying an applicable estimated jurisdictional tax rate to each specific non-GAAP item. Prior to the third quarter of 2011, the Company utilized the consolidated effective tax rate to estimate the tax effect of non-GAAP adjustments.

STEC, INC.
Schedule Reconciling GAAP (Loss) Income to Non-GAAP (Loss) Income
($ in thousands, except per share amounts)
(unaudited)

	For the Quarters Ended			For the Years Ended
	December 31,	December 31,	September 30,	December 31,
	2012	2011	2012	2012	2011
GAAP net (loss) income	$ (23,155)	$ (3,586)	$ (19,783)	$ (103,224)	$ 25,100

The GAAP amounts have been adjusted to exclude the following items (non-GAAP adjustments):

Excluded from cost of revenues:
Employee stock compensation (a)	$ 223	$ 232	$ 236	$ 924	$ 623
Employee severance (b)	--	--	--	52	--
Total excluded from cost of sales	223	232	236	976	623

Excluded from operating expenses:
Employee stock compensation (a)	3,468	3,596	3,892	14,730	12,886
Employee severance (b)	430	--	49	883	--
Securities litigation related costs (c)	8	191	2,839	6,539	191
SEC investigation and litigation costs (d)	1,102	--	639	2,604	--
IP litigation costs (e)	1,831	132	616	2,963	132
Total excluded from operating expenses	6,839	3,919	8,035	27,719	13,209

Excluded from other (expense) income, net:
Litigation loss contingency (f)	--	--	188	15,188	--
	--	--	188	15,188	--

Total excluded from cost of revenues, operating expenses and other (expense) income before income taxes	7,062	4,151	8,459	43,883	13,832

Income tax effect on non-GAAP adjustments (h)	(51)	(1,428)	(70)	(1,702)	(3,716)
Total excluded from cost of revenues and operating expenses after taxes	7,011	2,723	8,389	42,181	10,116
Excluded from provision for income taxes:
Deferred tax asset valuation allowance (g)	--	--	--	13,233	--
Total non-GAAP adjustments after income taxes	7,011	2,723	8,389	55,414	10,116

Non-GAAP (loss) income	$ (16,144)	$ (863)	$ (11,394)	$ (47,810)	$ 35,216

GAAP diluted (loss) earnings per share	$ (0.50)	$ (0.08)	$ (0.42)	$ (2.22)	$ 0.50
Impact of non-GAAP adjustments on diluted (loss) earnings per share	0.15	0.06	0.18	1.19	0.20
Non-GAAP diluted (loss) earnings per share	$ (0.35)	$ (0.02)	$ (0.24)	$ (1.03)	$ 0.70

(a) - (h) See corresponding footnotes above.

STEC, INC.
Selected Non-GAAP Financial Information
($ in thousands)
(unaudited)

	For the Quarters Ended			For the Years Ended,
	December 31,	December 31,	September 30,	December 31,	December 31,
	2012	2011	2012	2012	2011

GAAP gross profit	$ 11,304	$ 23,875	$ 15,554	$ 59,839	$ 134,207
Employee stock compensation (a)	223	232	236	924	623
Employee severance (b)	--	--	--	52	--
Non-GAAP gross profit	$ 11,527	$ 24,107	$ 15,790	$ 60,815	$ 134,830

GAAP gross profit %	32.2%	41.1%	37.0%	35.6%	43.6%
Effect of reconciling item on gross profit %	0.6%	0.4%	0.5%	0.5%	0.2%
Non-GAAP gross profit %	32.8%	41.5%	37.5%	36.1%	43.8%

GAAP operating expenses	$ 35,294	$ 29,301	$ 36,968	$ 141,901	$ 109,009
Employee stock compensation (a)	(3,468)	(3,596)	(3,892)	(14,730)	(12,886)
Employee severance (b)	(430)	--	(49)	(883)	--
Securities litigation related costs (c)	(8)	(191)	(2,839)	(6,539)	(191)
SEC investigation and litigation costs (d)	(1,102)	--	(639)	(2,604)	--
IP litigation costs (e)	(1,831)	(132)	(616)	(2,963)	(132)
Non-GAAP operating expenses	$ 28,455	$ 25,382	$ 28,933	$ 114,182	$ 95,800

GAAP operating (loss) income	$ (23,990)	$ (5,426)	$ (21,414)	$ (82,062)	$ 25,198
Employee stock compensation (a)	3,691	3,828	4,128	15,654	13,509
Employee severance (b)	430	--	49	935	--
Securities litigation related costs (c)	8	191	2,839	6,539	191
SEC investigation and litigation costs (d)	1,102	--	639	2,604	--
IP litigation costs (e)	1,831	132	616	2,963	132
Non-GAAP operating (loss) income	$ (16,928)	$ (1,275)	$ (13,143)	$ (53,367)	$ 39,030

GAAP operating margin %	-68.3%	-9.3%	-50.9%	-48.8%	8.2%
Effect of reconciling items on operating margin %	20.1%	7.1%	19.6%	17.1%	4.5%
Non-GAAP operating margin %	-48.2%	-2.2%	-31.3%	-31.7%	12.7%

GAAP other income (expense), net	$ 821	$ 58	$ 985	$ (12,305)	$ 107
Litigation loss contingency (f)	--	--	188	15,188	--
Non-GAAP other income	$ 821	$ 58	$ 1,173	$ 2,883	$ 107

(a) - (f) Refer to the corresponding footnotes above.

CONTACT: STEC, Inc.
         Mitch Gellman, Vice President of Investor Relations
         (949) 260-8328
         ir@stec-inc.com